Exhibit No. 10.1

Confidential Materials omitted and filed separately with the Securities and Exchange
Commission.   Asterisks denote omissions.

AMENDMENT NO. 6

to

AGREEMENT

by and between

BAYER AG AND MILLENNIUM PHARMACEUTICALS, INC.

        This is Amendment No. 6 ("Amendment No. 6") dated as of March 22, 2002 (the "Amendment Effective Date"), to the Agreement, dated as of September 22, 1998 (as amended, the "Agreement"), by and between Bayer AG, located at D 51368 Leverkusen, Germany and Millennium Pharmaceuticals, Inc., located at 75 Sidney Street, Cambridge, Massachusetts 02139. The Agreement has previously been amended by Amendment No. 2 dated as of December 1, 1999, Amendment No. 3 dated as of September 18, 2000, Amendment No. 4 dated as of December 1, 2000 and Amendment No. 5 dated as of September 7, 2001. The Parties acknowledge that there is no Amendment No. 1 to this Agreement.

INTRODUCTION

        The Parties have determined that it is in their mutual best interests to amend the Agreement in the manner set forth below.

        1.        Use of Terms. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

        2.        Article I - Definitions.

        (a)        Section 1.8.    Section 1.8 of the Agreement is hereby amended by deleting Section
         1.8 in its entirety and by substituting the following in its place:

"Section 1.8 "Bayer Returned QT Know-How" means Know-How owned or otherwise controlled by Bayer (as of the date Millennium exercises the option under Section 3.2(d) with respect to the applicable Bayer Returned QT Know-How), in which Bayer has a licensable or sublicensable interest and which Bayer has developed or acquired as a result of the Discovery Program and/or the Bayer Development Program, relating to (a) a Returned QT, the use of a Returned QT to discover and develop Small Molecule Drugs, the treatment of diseases and/or conditions with Small Molecule Drugs that interact with a Returned QT, and the Bayer Configured Assay relating to a Returned QT, and/or (b) the lead structure under development by Bayer and related data (as more specifically set forth in Section 3.2(d))."

        3.    Provisions Relating to Specific QTs.    Notwithstanding Section 3.2(d)(ii), the parties agree that Millennium has validly exercised its option under Section 3.2(d)(i) with respect to the following Returned QTs: [**]. Attached hereto as Exhibit A are signed letters memorializing Millennium's exercise of its option under Section 3.2(d)(i) with respect to each of the above-noted Returned QTs. The effective date for the licenses granted as a result of Millennium's exercise of each of these options shall be March 22, 2002.

[Remainder of page intentionally left blank.]

        4.    General. In all other respects, the Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 6 as of the date set forth above.

BAYER AG
By:	/s/ Dr. Wolfgang Ehrenstein
Title:	/s/ Head of PL Department Health Care

By:	/s/ Dr. Wolfgang Hartwig
Title:	Executive VP for Research

MILLENNIUM PHARMACEUTICALS, INC.
By:	/s/ Alan Crane
Title:	SVP Corporate Development

Exhibit A
Exercise Letters for
Bayer Returned QT Know-How
And Bayer Returned QT Patent Rights

[Form of Exercise Letters for Bayer Returned QT Know-How
and Bayer Returned QT Patent Rights]

[Millennium Letterhead]

    [March ___, 2002]

Bayer AG
PH-R L, Bldg. 0402
Elberfeld, Wuppertal
D-42096, Germany

Re:	Option under Section 3.2(d) of Agreement by and between Bayer AG and Millennium Pharmaceuticals, Inc. dated September 22, 1998, as amended.

Dear                     :

Reference is made to the Agreement by and between Bayer AG ("Bayer") and Millennium Pharmaceuticals, Inc. ("MPI") dated September 22, 1998, as amended (the "Agreement").

In accordance with Section 3.2(d)(ii) of the Agreement, Millennium hereby notifies Bayer of its exercise of the option set forth in Section 3.2(d)(i) with respect to Returned QT __. The specific Bayer Returned QT Know-How and Bayer Returned QT Patent Rights requested with respect to this Returned QT are ____________________________________________________________.

Very truly yours, Ron Farquhar, Ph.D. Senior Program Director